Exhibit 10.32

Domestic Factoring Contract with Recourse

[Unofficial English Translation]

No.: QT20200717000098985

Applicant: Guizhou United Time Technology Co., Ltd. (hereinafter referred to as “Party A”).

Address: No. 4 Workshop in Industrial Park of Xinpu Economic Development Zone (Xinpu New District), Zunyi, Guizhou.

Legal Representative: Bao Minfei

Tel.:18682422090

Factoring Agent: TCL Commercial Factoring (Shenzhen) Co., Ltd. (hereinafter referred to as “Party B”).

Address: TCL Technology Building, Huifeng No. 3 Road, HZZK Hi-tech Industrial Development Zone, Huicheng District.

Legal Representative: Li Jian

Tel.:4008040080

Important Notes for Signing Contract

Before signing the contract, please carefully read, check and confirm the following matters for the benefit of your company:

I. Your company has the right to sign the Contract and has been fully authorized if the consent of others is required according to the law.

II. Your company has carefully read and fully understood the terms and conditions of the Contract, and paid special attention to terms regarding undertaking, exemption and limitation of responsibilities of TCL Commercial Factoring (Shenzhen) Co., Ltd., and to contents in bold.

III. Your company has fully understood the meaning of terms and conditions of the Contract and the corresponding legal consequences, and is willing to accept such terms and conditions.

IV. Please timely consult TCL Commercial Factoring (Shenzhen) Co., Ltd. if you have any questions about the Contract.

Whereas:

Party A intends to assign its accounts receivable based on the commercial contract to Party B (as the Factoring Agent) in exchange for the factoring services provided by Party B for Party A. Hence, Party A and Party B have reached an agreement through friendly consultation to memorialize the Contract.

Chapter I Definitions

Article 1 In the Contract, the following terms shall have the meanings set forth in this clause, unless otherwise specified in the context.

The Contract	It refers to the Contract and its supplementary agreements, and the attachment constituting an integral part of the Contract.

Domestic factoring	It means that upon application of Party A, Party B accepts the assignment of accounts receivable generated by the transaction between Party A and the Debtor and provides single or multiple comprehensive functional business services, e.g. financing, management and collection of accounts receivable, but does not assume any credit risk of the Debtor. In case that the Debtor fails to pay at maturity, regardless of the reason, Party B shall be entitled to take recourse against Party A as stipulated in the Contract, demand Party A to return the factoring financing principal paid by Party B and pay the interests, owed administrative fees and other costs, and reassign the accounts receivable back to Party A after Party A has paid in full.

Original creditor	It refers to Party A who provides the Debtor with goods or services according to the commercial contract with the Debtor, i.e., Party A under the Contract.

Debtor	It refers to the buyer who buys goods or receives services from Party A according to the commercial contract with Party A, and is obliged to make payments under the commercial contract.

Commercial Contract	It refers to the business contract and its attachments signed by Party A, who serves as the Original Creditor, and the Debtor for selling goods, providing services and collecting payments.

JDH platform	It refers to the website (www.jdh.com.cn) and its second-level domains established and operated by JDH Information Tech (Guangzhou) Co., Ltd., as well as the mobile Internet applications (i.e. APP) that have been developed or will be developed from time to time to realize part or all functions of the above website (collectively referred to as “JDH platform”).

Service Agreement	It refers to Service Agreement for Authenticate Users of JDH platform and its effective amendment or supplement.

Post-Assignment Period	It refers to the period from the Assignment Date to the date when Party B, as the Creditor, has received all accounts receivable.

Special payment collection account	It refers to the special account established in accordance with the Contract and opened in the name of Factoring Agent or Party B for collecting accounts receivable from the Buyer.

Principal of accounts receivable	It refers to the accounts payable to Party A from the Debtor for providing goods or services under the normal performance of the commercial contract, excluding the money already paid by the Debtor and the sales allowance or sales return, fruits, deposits, insurance proceeds, liquidated damages, overdue penalty, damage awards, compensatory payment and other money recognized by Party A and the Debtor according to the trading conditions.

Repurchase	It refers to the behavior that Party A pays the repurchase payment to Party B and receives the accounts receivable reassigned by Party B when circumstances stipulated in the Contract occur after Party B provides Party A with factoring financing services. The repurchase payment includes outstanding financing principal, interest, overdue interest, compound interest, liquidated damages and other payables.

Factoring with Recourse	It means that when the due accounts receivable cannot be recovered from the Debtor, Party B may reassign the accounts receivable to Party A and demand Party A to repurchase the accounts receivable or to return the financing funds.

Factoring financing	It refers to the financing service based on legal and effective assignment of accounts receivable, and mainly refers to the prepayment of accounts receivable.

Financing Fund:	The financing funds referred to in the Contract include the interests paid by the Financing Applicant to the Factoring Agent and the payment payable to the Financing Applicant according to actual conditions of the Contract.

Force Majeure	It refers to objective conditions that are unforeseeable, unavoidable and insurmountable, including but not limited to natural disaster, earthquake, typhoon, flood, fire, war, riot, epidemic, government action, strike, lockout, power failure, communication failure, networking system failure, system failure, and equipment failure.

Commercial dispute	It refers to the situation where the Debtor raises objections to Party A’s performance of obligations under the commercial contract (including but not limited to the quality, delivery type and time limit, price, quantity, payment method and commercial dispute resolution method of the trading goods), argues about the accounts receivable, refuses to pay in full or in part, or makes a counter-recourse or set-off demand, or a third party puts forward claims against the accounts receivable.

The Right of Recourse

It can be divided into the right of recourse against Party A and the right of recourse against the Debtor of the base business contract.

The right of recourse against Party A means that after Party B provides factoring financing for Party A’s accounts receivable, for whatever reason, if the Debtor fails to pay the accounts receivable in full when the factoring financing expires, Party B shall be entitled to demand Party A to reassign the accounts receivable immediately, return the factoring financing principal and pay the unpaid interests, administrative fees and all other related expenses. Party A must cooperate unconditionally.

In the meantime, Party B remains as the Creditor of accounts receivable before the payment is made in full by Party A as stipulated in the Contract, and Party B shall be entitled to demand the Debtor to pay all the accounts receivable immediately.

Party B shall be entitled to sue the Debtor and Party A at the same time and request the Debtor to pay all accounts receivable immediately, and Party A shall assume unlimited joint liability for satisfaction within the scope of Party B’s unliquidated factoring financing principal, interests, administrative fees and related expenses.

Affiliated Parties	It refers to each and every of the parties which controls or jointly controls the other party or has significant influence on the other party, or two or more of which are controlled, jointly controlled or significantly influenced by the same party. In order to avoid ambiguity, the term “control” refers to holding 50% or more equity of the controlled party, or substantially controlling the operating decisions of the controlled party by other means. “Significant influence” means that an enterprise has the right to participate in decision-making on financial and operating policies of a certain enterprise, but cannot control or jointly control the making of these policies with other parties.

Day	It refers to a natural day (including Saturday, Sunday and statutory holidays).

Working day	It refers to the legal workdays of the state. In the performance of the Contract, if a certain withdrawal date or a repayment date is not a legal workday, then it will be postponed to the next legal workday.

Chapter II Assignment of Accounts Receivable

Article 2 As stipulated in the Contract, Party A hereby agrees to submit the Application for Factoring Financing to Party B through the JDH platform and regard it as all or part of the accounts receivable enjoyed by the Original Creditor under the commercial contract. When Party A signs the Application for Factoring Financing through the platform, the accounts receivable recorded in the Application for Factoring Financing will be assigned to Party B (referred to as “assignment” in the Contract).

The term “accounts receivable” mentioned in the Contract refers to the rights and interests related to accounts receivable, including but not limited to the following rights and interests enjoyed by Party A under the commercial contract at present and in the future:

(1) Monetary claim and proceedings generated therefrom by providing the Debtor with goods or services, including but not limited to the principal of accounts receivable, as well as fruits, liquidated damages, overdue fines, damages, and compensations generated from the Assignment Date (including the date), but excluding payment claims arising from negotiable instruments or other securities.

(2) Collect the accounts receivable directly from the Debtor, receive the repayment from the Debtor by itself, and retain the received accounts receivable as the ultimate owner of the afore-mentioned payments.

(3) Take all measures permitted by law to request the Debtor to make payment, and to the extent permitted by law, ask the Debtor to compensate for expenses and losses arising from the Creditor’s claim against the Debtor according to the law.

(4) Participate in liquidation or other similar procedures as the Creditor in case that the Debtor is bankrupted, liquidated, closed or in other similar circumstances.

(5) Rights to waive, exempt or postpone the Creditor’s right in full or in part.

(6) Any form of security interests such as guarantee, insurance, advance payment, ownership retention, guarantee of bad debts, conditional sale, priority and other rights and interests set forth under accounts receivable and used for protecting the accounts receivable, as well as other rights and interests under other similar arrangements or subject to or inseparable from the Creditor’s rights of accounts receivable (all kinds of rights and interests mentioned in this paragraph are collectively referred to as “security interests” in the Contract).

(7) Dispose all or part of rights and interests under accounts receivable, including but not limited to reassigning and creating security interests thereon.

(8) Other substantive and procedural rights of the creditor, including but not limited to the right of defense, right of set-off, jurisdiction of objection, and plea of limitation.

(9) Other rights and interests entitled to the Creditor of accounts receivable in accordance with laws and regulations.

In any case, the assignment of the afore-mentioned accounts receivable shall not be interpreted as Party B assuming any obligations or responsibilities under the commercial contract, and Party A shall still assume the its obligations and responsibilities under the commercial contract.

Article 3 When assigning the accounts receivable, Party A shall provide Party B with the following certificates and related documents according to different types of factoring services to be handled:

(1) Commercial Contract:

(2) Invoices (special VAT invoices or other types of state-stipulated invoices).

(3) Licenses, certificates and permits of both parties, as required by Party B.

(4) Other conditions required by Party B

(5) For the receipts not come into being on the date of signing the Contract, Party A shall submit them to Party B as soon as they are formed.

When submitting the Application for Factoring Financing, Party A shall upload the original copies of afore-mentioned documents to JDH platform. Otherwise, Party B has the right to refuse to provide Party A with any factoring service.

Article 4 Party A shall ensure that the accounts receivable assigned have none of the following circumstances:

(1) Based on something arising out of a contract or act which is not yet effective, invalid, revocable, or undetermined.

(2) Exceeding the limitation of action.

(3) Already overdue or expected to overdue.

(4) Undergoing or expected to undergo commercial disputes.

(5) Accounts receivable arising from related transactions (except those previously known by Factoring Agent).

(6) have been assigned, guaranteed or have been set as the property in the name of the trust;

(7) Subrogation or cancellation right advocated by the third party.

(8) Subject to coercive legal measures.

(9) Having other defects of right.

(10) Not transferrable according to laws and regulations or basic transaction contracts.

Article 5 Party B shall be entitled to decide whether to accept Party A’s factoring financing application.

After Party B receives the factoring financing application and relevant materials from Party A, Party B will review the application materials of Party A. Party B shall send a notice on the review results of factoring financing application to Party A through the JDH platform, and Party A may inquire the results through the JDH platform. If Party B approves it, it shall be deemed that both parties have reached an agreement on the content of the factoring financing application.

Online transaction records, such as Service Agreement, rules and guidelines of the JDH platform and the factoring financing application approved by Party B, are an effective part of the Contract, have the same legal effect as the Contract, and together constitute the agreement on the rights and obligations of both parties.

Article 6 Registration of Accounts Receivable Assignment

Party B shall be entitled to register the accounts receivable assignment on the movable property unified registration platform of Credit Reference Center and other registration platforms required by government departments. Party B shall also be entitled to authorize Party A to pledge the accounts receivable to Party B and register the pledge on the movable property unified registration platform of Credit Reference Center, and Party A has the obligation to cooperate; both parties confirm that the relevant registration contract signed to handle the pledge of accounts receivable by Party A to Party B is and only used for the purpose of handling the pledge registration, and the pledge registration does not change the real intention of both parties for the accounts receivable assignment.

Chapter III Contents of Factoring Service

Article 7 Party B shall verify the factoring financing limit and its validity period granted to Party A, which are subject to the Party B’s setting and the display on the JDH platform. Party B has the right to adjust the factoring financing limit and its validity period granted to Party A at any time according to various factors such as the state of operation of Party A, and Party A knows that Party B is entitled to adjust the limit and validity period of the limit at any time, and Party A does not hold any objection.

√ This limit is a revolving limit, which shall not be exceeded by factoring financing amount due from Party A.

☐ This limit is a one-off limit, and the total factoring financing amount obtained by Party A shall not exceed this limit.

Article 8 For the accounts receivable assigned by Party A to Party B, the factoring services provided by Party B to Party A shall be subject to the contents agreed by both parties.

If Party A only applies for Party B to provide partial factoring services, the contract chapters &sections or annexes corresponding to the unselected service items shall have no legal effect on both parties.

In the Contract, Party A selects the following factoring services provided by Party B (tick √ to select):

(1) √ Accounts Receivable Financing;

(2) √ Accounts Receivable Management;

(3) √ Collection From Debtors;

(4) ☐ Others:____________

Article 9 Party A shall immediately notify the Debtor of the accounts receivable assignment when the accounts receivable are assigned. Party A shall sign the Notice of Accounts Receivable Assignment, and deliver the Notice of Accounts Receivable Assignment to the Debtor in one of the following ways, and keep relevant delivery records for Party B’s reference at any time and provide it to Party B.

(1) Party A will mail the Notice of Accounts Receivable Assignment to the Debtor’s business address through EMS (Express Mail Service of China Post), and keep the mailing voucher, print the signed receipt through EMS official website, and request EMS to return the original signed receipt by the Debtor.

(2) If Party A and the Debtor agree in written documents to notify the Debtor of the accounts receivable assignment by e-mail or other ways, Party A may notify the Debtor of the accounts receivable assignment by e-mail, and keep the written documents agreeing on the way of notification by e-mail and the e-mail for sending the notification of the accounts receivable assignment.

(3) Party A obtains the receipt of the Notice of Accounts Receivable Assignment stamped by the Debtor.

Article 10 After Party A assigns the accounts receivable to Party B, both parties select the following payment collection method [1]:

(1) The Debtor shall pay the money directly to the special payment collection account opened by Party A in the bank designated by Party B;

Party A and Party B agree to open or designate the following accounts as special factoring payment collection accounts for collecting the account receivable of the Debtor. Party A shall clearly state in the Notice of Accounts Receivable Assignment that the special payment collection account is the only payment collection account, and shall not collect any money from the Debtor through any other accounts or by any other means without the written consent of Party B:

Bank of Deposit: Huizhou Huitai Branch of Industrial and Commercial Bank of China

Account Name: TCL Commercial Factoring (Shenzhen) Co., Ltd.

Account No.: 2008021219200069962

(2) The Debtor will pay the money directly to Party B’s account.

(3) If the Debtor pays the consideration with bills, Party A shall cooperate with Party B to entrust the bills to the bank designated by Party B for verification. After passing the verification, Party A is obliged to endorse the bills and assign such to Party B. Party A shall cooperate to complete the endorsement and assignment according to the notice of Party B.

Article 11 If both parties select paragraph 1 (1) of Article 10 of the Contract, both parties agree on relevant matters as follows:

(1) Party A pledges the special account for payment collection and the money in the account to Party B, and when the money arrives in the special account for payment collection, it will be deemed that the pledge is handed over to Party B for possession and custody. The money received at any time in the special account for payment collection shall be considered as the pledge of Party B. Party B is entitled to release the pledge of all or part of the money in the special account for payment collection, and the act of releasing the pledge shall not be deemed as that Party B has given up the right to pledge the rest of the money in the special account for payment collection.

(2) Party A shall provide assistance as required by Party B in any possible litigation, arbitration and other matters.

(3) During the follow-up period after the assignment, Party A shall not require the Debtor to pay any of its payments under the commercial contract to Party A or a third party in a way other than remittance to the special account for payment collection, and Party A shall ensure that the Debtor remits any of its payments under the commercial contract to the special account for payment collection and/or pays Party B in other ways. If Party A receives any money under accounts receivable from the Debtor, such money shall be owned by Party B no matter before and after such money is entered into the account. Party A only acts as the trustee of Party B and holds the money on behalf of Party B. Party A does not enjoy any ownership of any money paid by the Debtor.

(4) During the follow-up period after the assignment, Party A shall not merge, transfer or cancel the special account for payment collection, except at the written request of Party B or with the prior written consent of Party B.

(5) During the follow-up period after the assignment, without the consent of Party B, Party A shall not withdraw, draw on, employ, use or dispose of any balance in the special account for payment collection and the account in any way, or transfer any balance in the special account for payment collection to other accounts of Party A or accounts of a third party. Otherwise, Party B is entitled to refuse.

(6) In order to avoid ambiguity, Party A hereby agrees that Party B has the right to transfer the funds in the special account for payment collection to Party B at any time during the follow-up period after the assignment, and Party B is entitled to refuse any act made by Party A against the special account for payment collection that is not in conformity with the Contract. Party B shall not be liable to Party A for this.

(7) During the follow-up period after the assignment, if all or part of the funds in the special account for payment collection are sealed up, frozen or deducted by the competent authorities in China, or taken other compulsory measures or regulated according to law, so that Party B cannot deduct them directly, unless such sealing up, freezing and transferring are due to the fault of Party B, otherwise, Party A shall, according to Party B’s written requirements, pay to Party B the funds equivalent to the funds in the special account for payment collection that are sealed up, frozen, deducted or taken other compulsory measures or regulated according to law. Party A hereby authorizes Party B to deduct the equivalent amount directly from any settlement account opened by Party A in any financial institution.

Article 12 After the Debtor pays, Party B is entitled to first deduct factoring expenses (including but not limited to factoring commissions), principal and interest of the factoring financing and other payments (if any) payable by Party A. The factoring commissions shall be the operating cost, labor cost and business opportunity incurred by the factor as well as the consideration of the management and collection of accounts receivable under the Contract. The factoring commissions shall not be refunded once they are collected.

Article 13 Assignment of All Rights

(1) Party A confirms that all subordinate rights and interests of the transferred accounts receivable are assigned to Party B. These subordinate rights and interests include: ① the right to collect the overdue interest, liquidated damages, compensation and late payment fees of accounts receivable; ② security interest, ③ insurance interests; ④ the ownership and recovery rights of goods with retained ownership, or rejected or returned goods; ⑤ procedural rights such as litigation rights; and ⑥ other subordinate rights and benefits granted to Party A under the laws, regulations or basic transaction contract.

(2) For the purpose of assigning the subordinate rights and interest of the assigned accounts receivable to Party B according to law, Party B is entitled to require Party A to complete all formalities such as notifying the Guarantor, changing the registration of pledge, changing the insurance beneficiary and transferring the deposit. Party A is obliged to complete the formalities as soon as possible, and the expenses arising therefrom shall be borne by Party A.

(3) In any case, the assignment of the assigned accounts receivable shall not be interpreted as that Party B has undertaken any obligation or responsibility under the basic transaction contract, and Party A shall continue to perform all its obligations to the Buyer under the basic transaction contract.

Chapter IV Factoring Financing

Article 14 Where Party A applies for Party B to provide factoring financing services, Party B is entitled to determine whether to approve Party A’s financing application at its own discretion, and determine the preconditions and amount of the financing.

The specific matters of financing and interest settlement shall be handled according to the agreement of factoring financing application.

Article 15 When Party B applies for the account receivable financing every time, the following conditions shall be met:

(1) Under the revolving limit, the balance due of accounts receivable financing does not exceed the limit of accounts receivable financing; under the non-revolving limit, the accumulated amount of accounts receivable financing does not exceed the limit of accounts receivable financing;

(2) The financing applied for by a single buyer does not exceed the sub-limit of accounts receivable financing approved by Party B for the buyer (if any);

(3) The account receivable financing application is put forward before the account receivable financing limit expires;

(4) Party B has assigned the accounts receivable corresponding to the financing application;

(5) The assigned accounts receivable corresponding to the financing application does not involve in situations specified in Article 4 above;

(6) The regulation of the factoring special account for payment collection (if applicable) has been completed as agreed;

(7) Both the Buyer and the Seller are free from serious deterioration of operation status, malicious transfer of properties, loss of reputation or loss of the ability to pay off the debts;

(8) Party A does not violate any obligation under the Contract;

(9) Other preconditions (if any) required by Party B are all satisfied.

Article 16 Party B is entitled to evaluate the Debtor’s credit and verify the credit limit for the Debtor.

Article 17 Party B is entitled to change the approved credit limit (including but not limited to increasing or decreasing the credit limit, extending or shortening the validity period of the credit limit, canceling the credit limit, etc.) according to the change of credit status of the Debtor or Party A and the payment record of the Debtor. Party B shall notify Party A of the changed credit limit after making the above change decision.

Article 18 For factoring financing services that Party A applies for from Party B, if one of the following circumstances occurs or exists from the assignment date, Party B shall have all recourse rights against Party A for the accounts receivable it has assigned under the Contract; at the same time, Party B is also entitled to require the Debtor to perform its debts:

(1) Party A has bad behaviors such as late payment, advance, and delinquency in payments of interest in other credit businesses of Party B;

(2) Party A has defaulted as agreed in the Contract and the specific credit business contract;

(3) There are false and untrue transactions in accounts receivable;

(4) The basic elements of the accounts receivable are inconsistent with the materials provided by Party A, or the materials provided by Party A are untrue;

(5) All or part of the accounts receivable are not paid off on the due date or are not fully paid off;

(6) The Debtor filed a commercial dispute before the due date of the factoring financing, and the commercial dispute has not been effectively resolved 15 days after it was filed (factoring financing has not yet expired);

(7) Other circumstances in which Party B considers it necessary to require Party A to repurchase the accounts receivable.

Party B has the right to take all or part of the following measures at any time after the occurrence of the above-mentioned circumstances:

(1) To reduce or terminate the credit line, or reduce the financing ratio;

(2) To adjust the validity period of the credit line;

(3) To require Party A to repurchase the accounts receivable and pay the repurchase payment and factoring financing expenses to Party B;

(4) To require Party A to bear all reasonable expenses incurred by Party B for realizing its rights under the accounts receivable and/or the Contract (including but not limited to litigation expenses/arbitration expenses, actual travel expenses and actual attorney fees);

(5) To require Party A to bear joint and several liabilities for the obligations of the Debtor under the commercial contract;

(6) To declare that all or part of the credit granted by Party A to Party B will become due immediately, and require Party A to immediately repay all or part of the used financing principal, interest, expenses, etc.;

(7) To exercise its guarantee rights under the Contract.

Chapter V Commercial Disputes and Reassignment

Article 19 Once Party B or Party A learns that a commercial dispute has occurred, he shall immediately send a commercial dispute notice to the other party, and the notice shall contain all the details and information he learned about the account and the nature of the commercial dispute. Either party shall provide the other party with further information about the commercial dispute within 30 days after receiving or sending a commercial dispute notice. From the time Party B receives or issues the commercial dispute notice, the accounts receivable verified will be deemed as unverified for the time being.

Article 20 If there is a commercial dispute between Party A and the Debtor, Party A shall take measures to resolve the commercial dispute as soon as possible and bear the corresponding expenses. Party B may assist Party A in resolving the commercial dispute as soon as possible, but will not intervene in the commercial dispute between Party A and the Debtor. Before the settlement of the commercial dispute, Party B has the right to suspend the issuance of new factoring financing to Party A.

Article 21 In case of any of the following circumstances, Party B has the right to send the Notice on Reassignment of Accounts Receivable to Party A to reassign the outstanding assigned accounts receivable to Party A:

(1) After the factoring financing expires, and when the grace period (if any) stipulated in the Contract is expired, Party B has not been fully compensated for the accounts receivable;

(2) The debtor pays the accounts receivable to Party A in other ways (not be credited to the account of Party B, indirect payment), but Party A fails to transfer the full amount of the accounts receivable to Party B after receiving it for more than three working days;

(3) If Party A violates any commitment or guarantee agreed in the Contract, Party B has the right to terminate the contract in advance and demand Party A to reassign the accounts receivable;

(4) Before the due date of the accounts receivable, the Debtor raises a defense on the amount, due date, payment terms and payment method of the accounts receivable, or the Debtor raises a defense or claim during the performance of the base transaction contract, which will cause Party B to fail to recover the accounts receivable in full after the due date of the accounts receivable;

(5) Party A and the Debtor have a commercial dispute over basic transactions, or a third party claims rights against the accounts receivable.

(6) Any accounts receivable assigned by Party B under the Contract are subject to property preservation or enforcement measures by judicial authorities;

(7) The accounts receivable have not yet come into force and are invalid and canceled, or the validity of the accounts receivable is to be determined;

(8) The actual payment date of any period of factoring financing interest exceeds the due date by 3 days;

(9) Party A fails to fulfill the obligations of notifying the assignment of accounts receivable and assisting in the registration of assignment of accounts receivable in accordance with the Contract;

(10) Party A or the Debtor is involved in a major lawsuit, and the subject matter involved exceeds 30% of the factoring financing fund;

(11) Party A or the Debtor is subject to administrative punishment, which may affect the normal production and operation of the company;

(12) The principal person-in-charge, legal representative or actual controller of Party A or the Debtor’s company is involved in a major civil lawsuit or is suspected of criminal offense or has lost contact for more than 10 days;

(13) Party A or the Debtor (is) applied for a suspension of business for rectification, dissolution, revocation, bankruptcy, production suspension, business suspension, is imposed a heavy fine by the competent authority, and is applied for cancellation of registration and revocation of business license;

(14) Party A or the Debtor fails to pay any other debts due (including debts due to Party B or other third parties), sells property at a low price and free of charge, reduces or cancels the debts of third parties, and inactive in exercising Creditor’s rights or other rights;

(15) The operation status of Party A or the Debtor has seriously deteriorated;

(16) Matters that have material adverse effects on the performance of the agreement under the Contract have occurred to Party A or the Debtor;

(17) Party A’s parent company, actual controller or the credit enhancer of bill debtor under the Contract (including but not limited to all credit enhancement subjects that provide pledge, mortgage, guarantee, balance supplement, debt addition, assignment guarantee, etc. for accounts receivable and Creditor’s rights under the factoring contract) is under the circumstances as agreed in Paragraph (10)-(16) of this Article;

(18) The collateral/pledge provided by the mortgagor/pledger is damaged, lost, or the market price of the collateral/pledge drops, etc., which results in the value of the guarantee being lower than the amount of the principal Creditor’s right guaranteed, and the mortgagor/pledger fails to fully supplement the guarantee within 10 days from the date of occurrence of such circumstances;

(19) Other circumstances in which Party B considers it necessary to reassign the accounts receivable to Party A.

(20) Party B decides to reassign in accordance with the relevant provisions of Article 22;

Article 22 Party B has the right to adopt an appropriate reassignment method according to its own discretion on the severity:

(1) If Party B, based on its own discretion, considers that the assigned accounts receivable are not paid off only due to accidental reasons, Party B may only reassign the outstanding assigned accounts receivable to Party A;

(2) If Party B, based on its own discretion, considers that the assigned accounts receivable are not paid off only due to the reasons of certain buyers, Party B may only reassign the outstanding assigned accounts receivable from those specific Debtors (including due and undue accounts receivable) to Party A;

(3) If Party B, based on its own discretion, considers that the assigned accounts receivable are not paid off due to the reasons of Party A, Party B has the right to reassign the outstanding assigned accounts receivable from all Debtors (including due and undue accounts receivable) to Party A.

Article 23 In case of the above-mentioned reassignment, Party B does not need to pay the factoring balance to Party A, but Party A shall pay the reassignment consideration to Party B. Party A shall, as per requirements of the Notice on Reassignment of Account Receivables, within 3 working days after one of conditions agreed in Article 22 occurs, pay the reassignment amount to Party A in full. Party A undertakes, in case of any reassignment as agreed above, Party A’s reassignment obligation will not be exempted or delayed due to Party B’s failure to send the Notice on Reassignment of Accounts Receivable. The calculation equation of the reassignment amount is as shown below:

Reassignment amount = factoring financing fund issued by Party B under the reassignment accounts receivable - the accounts receivable paid off by Party B under the reassignment accounts receivable.

Article 24 When Party A pays the above-mentioned reassignment amount to Party B, all amounts corresponding to the reassignment accounts receivable shall also be paid off, specifically including: the commitment fee for the limit of financing amount of accounts receivable, the factoring commissions, the charge for use of factoring financing fund, and other due but unpaid amounts of Party A.

Article 25 On the date when Party A pays the full reassignment amount and all due but unpaid amounts as agreed above, the reassignment of the assigned accounts receivable shall take effect, and all rights and interests of and subordinate to the account receivable shall be reassigned to Party A by Party B from now on. After the reassignment of the assigned accounts receivable becomes effective and for the purpose of Party A claiming against the buyer, Party B shall cooperate with Party A to inform the buyer that the accounts receivable have been reassigned to Party A, and the expenses and risks arising therefrom (including the risk of failure to deliver the notice) shall be borne by Party A.

Article 26 Before the reassignment takes effect, Party B still enjoys all rights and interests of and subordinate to the transferred account receivable. Party B has the right to require the buyer to repay the delinquent assigned accounts receivable in its own name, and at the same time require Party A to pay the reassignment amount and all due but unpaid amounts in full according to the above agreement. In case either Party A or the buyer performs the payment obligation to Party B, the payment obligation of the other party to Party B will be exempted.

Article 27 In case of any commercial dispute, Party B shall have the right to send a notice of reassignment/repurchase of accounts receivable to Party A and reassign the accounts receivable already accepted by Party B back to Party A. If Party B provides financing for Party A, Party A shall immediately pay the repurchase price to Party B. Otherwise, Party A agrees that Party B has the right to deduct money directly from any account opened by Party A in financial institutions or from other inbounding payments. If there is insufficient fund in Party A’s account at that time, Party B has the right to claim from Party A by any means, and Party A guarantees that it will not raise any defense for any reason and will bear all expenses paid by Party B. Before Party A fails to pay the above amount in full, Party B has the right not to notify the Debtor of the reassignment of the accounts receivable, and all rights related to the accounts receivable are still owned by Party B.

Determination of repurchase price:

(1) If the repurchase is completed within the term of factoring financing, the amount payable by Party A shall be the outstanding principal of factoring financing and the reasonable expenses incurred by Party B in realizing the Creditor’s rights;

(2) If the repurchase is completed after the due date of the accounts receivable, the amount payable by Party A shall include the amount specified in Paragraph 1 and the penalty interest of 0.05% per day calculated based on the outstanding principal of factoring financing from the due date of the accounts receivable to the date when the factoring financing principal is fully repaid.

Article 28 Regardless of the reassignment, once all the preconditions in Article 29 of the Contract have been met and within the period specified in Article 30 of the Contract, if the commercial dispute is settled in favor of Party A (including the approval of the person responsible for the custody of the Debtor’s bankrupt property) , Party B shall regard the accounts involved in the commercial dispute as the approved accounts receivable (not exceeding the scope of favorable results).

Article 29 The preconditions for Party B to regard the accounts involved in commercial disputes as approved accounts receivable are as follows:

(1) Party A has made continuous efforts to solve the commercial disputes and ensure that the commercial disputes are settled as soon as possible;

(2) Party A regularly and in detail informs Party B of the progress of negotiation, litigation or arbitration;

(3) The result of settlement requires the Debtor to pay within 30 days from the date of negotiation settlement or the effective date of judgment and ruling (according to the laws).

Article 30 The time limits for Party B to regard the accounts in commercial disputes as approved accounts receivable are as follows:

(1) 180 days in the case of a settlement through negotiation;

(2) One and a half years in the case of litigation or arbitration;

The above period shall be calculated from the time when Party B sends or receives the notice of commercial dispute in accordance with Article 18 of the Contract.

Article 31 In the case that Party B regards the accounts in commercial disputes as the approved accounts receivable according to the Articles 28, 29 and 30 of the Contract, if the accounts have been reassigned to Party A , all rights granted to Party A by the settlement results shall be transferred to Party B automatically, and Party A shall assign the accounts receivable to Party B again.

Chapter VI Recovery of Accounts Receivable

Article 32 Party B is entitled to actively take or require Party A to take measures (such as by phone, mailing and in person) to collect from the Debtor as per the due date of transferred account receivable, Party B is obliged to timely take and undertake costs herefrom.

Chapter VII Party A’s Representations and Warranties

Article 33 Party A hereby represents, warrants and undertakes to Party B as follows:

(1) Party A warrants to submit all documents and information relating to the accounts receivable to Party B and to have explained the relevant material information to Party B. Party A guarantees the reality and legality of the transactions under the commercial contract, as well as the truthfulness, completeness, legality and effectiveness of documents and information submitted by Party A to Party B relating to the accounts receivable assigned, which is free of any fraud or misleading.

(2) As of the Assignment Date (including the date), Party A has obtained internal and/or relevant permits from governmental authorities required for the assignment of the accounts receivable. Any assignment made by Party A to Party B under the Contract neither violates any law or regulation, nor violates any agreement or undertaking binding on Party A.

(3) As of the Assignment Date (including the date), Party A has fully and properly performed all of its obligations under the commercial contract.

(4) Regardless of whether or not party B is or should be aware of or acknowledge that, as of the Assignment Date (including the date), all the receivables under the accounts receivable have been or will be legally recognized as true and certain in amounts in accordance with the relevant laws and regulations, accounting standards and the internal accounting system of Party A. All or any part of the accounts receivable has not any defect, and any part is free from any security or fiduciary interest held by any third party, or has not been assigned to any third party. Nor will Party A create such an interest or reassign any part of the accounts receivable to any third party after the Assignment Date.

(5) Party A will fully perform all obligations and responsibilities under the Contract, such as notifying the Debtor, and will execute all of its warranties, promises, obligations and responsibilities under the commercial contract in strict accordance with provisions of relevant laws and regulations and the commercial contract, so that the Debtor is not entitled to raise any defense, counter-claims or set-offs against any part of the accounts receivable assigned by Party B.

(6) As of the Assignment Date (including the date), the Debtor is not in default of any payment due under the commercial contract and is not in breach of the commercial contract.

(7) As of the Assignment Date (including the date) and until all rights in the accounts receivable assigned by Party B are fully realized, the Debtor shall not have any claim against Party A which is prior to or at the same time as the accounts receivable and which will be capable of being set off against the accounts receivable at the date of the assignment and in anticipation thereof.

(8) After Party A applies to Party B for factoring financing, Party A may not vary, terminate, extend or waive any contents of the Commercial Contract with the Debtor without the written consent from Party B.

(9) When discovers any change in the Debtor’s legal representative/principal, shareholders, business status, address or creditworthiness and so on, Party A shall immediately notify Party B.

(10) During the follow-up period after the assignment, Party A shall not merge, transfer or cancel the special account for payment collection, except at the written request of Party B or with the prior written consent of Party B.

(11) During the follow-up period after the assignment, Party A shall transmit or notify Party B of any documents and materials related to the assigned accounts receivable received by the Debtor and the Debtor’s violation of the business contract learned by Party A within one working day from the date of receipt or learning.

(12) Party A shall cooperate with Party B to inquire about the Creditor’s rights to be assigned and go through the assignment registration in the “Publicity System for Pledge Registration of Accounts Receivable of the People’s Bank of China” in accordance with the relevant requirements in the Operating Rules for Pledge Registration of Accounts Receivable by Credit Reference Center, the People’s Bank of China.

(13) Party A shall, at the request of Party B, provide Party B with documents that truly reflect the business and financial situation of Party A and the Debtor as well as the performance of the commercial contract at any time. In case of any circumstances that may affect the financial status and performance ability of Party A and the Debtor, including but not limited to any changes in business modes such as separation, merger, joint venture, joint investment with foreign investors, cooperation, contracted operation, reorganization, restructuring, and planned listing; reduction of registered capital, major asset or equity transfer, undertaking major liabilities, dissolution, revocation, application for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, revocation or withdrawal of permission or licenses required for its legal existence and/or operation, and involved in major litigation or arbitration cases, Party A shall notify Party B within one working day from the date of receipt or learning of such event.

(14) If Party A is a related party of the Debtor, Party A has made a comprehensive and accurate disclosure to Party B.

(15) Party B is entitled to request Party A to assign all its accounts receivable for a specific Debtor to Party B.

(16) Party A warranties to pay Party B the factoring financing principal, interest and other payables on the factoring financing maturity date, and actively assist Party B to collect from the Debtor as agreed in the Contract.

(17) Party A warranties to pay Party B the payment service fee in full and on time in accordance with the Contract.

Chapter VIII Liability for Breach of Contract

Article 34 In case of any of the following circumstances, Party A shall constitute or be deemed to be in breach of the Contract:

(1) Violation of any representation or warranties made by it under the Contract and its annexes, or any representation or warranty made by it under the contract and its annexes is proved to be untrue, inaccurate, incomplete, illegal, and misleading;

(2) Defects in the authenticity, legality, completeness and validity of the materials provided to Party B;

(3) Party A fails to pay the principal and interest of financing, factoring expenses or other amounts payable by Party A according to the agreement in the Contract and its annexes;

(4) Party A fails to fulfill its repurchase obligations in accordance with the Contract;

(5) During the validity period of the Contract, Party A clearly indicates to Party B that it will not perform the Contract without justifiable reasons, or Party B has conclusive evidence that Party A will not perform or cannot perform the contract when the performance period of the Contract comes;

(6) The Debtor fails to pay directly to the special collection account or the collection account agreed by both parties, but pays to other settlement accounts of Party A or pays to Party A by other payment and settlement instruments, and Party A fails to inform Party B in time or transfer to Party B as required;

(7) Party A fails to notify Party B in time (within three days after the occurrence of the dispute) after is informed of the occurrence of the commercial dispute;

(8) Party A terminates its business or applies for bankruptcy, accepts the bankruptcy application, is declared bankrupt, liquidated, dissolved, appoints an administrator or other similar procedures;

(9) Where Party B provides factoring financing or bad debt guarantee services, Party A defaults under other agreements with Party B;

(10) Party A fails to perform its obligations under the Contract and its annexes, fails to comply with the agreement in performing its obligations under the Contract and its annexes, or commits any violation of other clauses under this Contract and its annexes;

(11) Without Party B’s written consent, Party A disposes of (including but not limited to transfer to a third party, or waiving of rights, donation, pledge/trust setting) the receivables transferred in any form;

(12) Without Party B’s written consent, Party A revokes or changes the special factoring collection account agreed under the Contract, or the Buyer is required or allowed to pay off the transferred accounts receivable in any other form;

(13) Party A fails to assign the payment of transferred accounts receivable to Party B as agreed in the Contract;

(14) Party A fails to fulfill the payment obligations under the reassignment section as contemplated in the Contract;

(15) Party A fails to abide by the obligations under other contracts signed with Party B or Party B’s affiliated enterprises, leading to major default.

In case of the above default of Party A, Party B is entitled to take one or more of the following remedies:

(1) Send a notice of default to Party A, requiring it to correct the breach within a time limit and continue to perform the Contract;

(2) Require Party A to bear the liability for breach of contract and compensate all losses suffered by Party B;

(3) Exercise all the right of recourse against Party A in respect of accounts receivable assigned by Party B;

(4) Terminate the Contract and require Party A to compensate Party B for all losses suffered for this reason;

(5) Party A hereby irrevocably authorizes Party B to deduct relevant funds directly from the account opened by Party A in financial institutions at any time, and continue to recover from Party A for the insufficient deduction;

(6) Stop the use of the credit line of the specific Debtor approved by Party A, recover the financing in advance, and take necessary asset preservation measures;

(7) Require Party A to pay damages to Party B according to 30% of the factoring financing actually paid by Party B;

(8) Offset Party B’s debt to Party A against all arrears due from party A to party B;

(9) Provide Party A’s default information to the credit reference center, the credit reference agency, industry authorities, industry associations and the public;

(10) Require Party A to compensate all economic losses caused to Party B and the expenses incurred in recourse to Creditor’s rights and subordinate rights (including the expenses for interpellation, lawsuit, arbitration, property preservation, announcement, counsel and compulsory execution);

(11) Apply to the JDH platform to take measures for Party B’s receipts on the JDH platform, such as freezing, automatic sign-off and order financing (with an order financing interest of no less than 7.2%/year), and all the proceeds from the order financing will be used to pay off the debts of the Party A under the Contract. Party A shall cooperate in strict accordance with the Service Agreement and the rules and guidelines of the JDH platform.

(12) Other relief measures stipulated by laws and regulations or the Contract.

Except as otherwise stipulated in the Contract, all expenses incurred by one party to safeguard its legitimate rights and interests infringed by the other Party’s breach of contract (including but not limited to the paid expenses, attorney fees and travel expenses during the litigation or arbitration proceedings) shall be borne and compensated by the breaching party.

Article 35 If Party A fails to pay its factoring expenses under the Contract, the expenses incurred by Party for realizing the principal Creditor’s rights and guarantee rights in full and on tme, Party A shall pay liquidated damages to Party B according to 5/10000 of the total unpaid amount payable for each day of delay.

Chapter IX Applicable Laws and Dispute Resolution

Article 36 The Contract is governed by the laws of the People’s Republic of China (for the purpose of the Contract, the laws of Hong Kong, Macao and Taiwan excluded).

Article 37 Any dispute arising from or in connection with the Contract shall be settled by both parties through negotiation. If negotiation fails, both parties agree to bring a lawsuit to the People’s court where Party B resides.

Chapter X Others

Article 38 All obligations of Party A under the Contract are continuous and have complete binding force on its successors, receivers, assignees and their merged, reorganized and renamed subjects.

Article 39 Party B’s rights under the Contract are cumulative and will not affect and exclude any of Party B’s rights against Party A in accordance with laws and other contracts. Unless Party B gives a written indication, Party B’s failure to exercise any of its rights, partial exercise and/or delayed exercise of its rights will not cause the waiver or partial waiver of such rights, and will not affect, prevent or hinder Party B’s continued exercise of such rights or the exercise of any other right.

Article 40 After the Contract goes into effect, unless otherwise agreed in the Contract, no party is allowed to change or dissolve the Contract without authorization; when necessary for change or dissolution of the Contract, both parties shall reach a written agreement upon consultation.

Article 41 In case that any clause or any part of the clause under the Contract is deemed to be invalid, the invalid clause or part shall not influence the validity of the Contract and other clauses or other parts of the clause under the Contract.

Article 42 After Party A and Party B settle all the credit and debt under the Contract, the validity of the Contract shall be terminated, and the Contract may be postponed or re-signed after consultation between both parties.

Article 43 Other agreed matters: After the endorsement of the bill under this factoring business is assigned to Party B, Party B is entitled to exercise its rights to all the Debtor of the bill according to law and recovers the funds, and to assert factoring claims in other ways agreed in the Contract until all principal, interest and other expenses have been settled. In case of conflict between the article and other articles, the article shall prevail.

Article 44 The payments obtained by Party B under the Contract shall be paid off in the following order: (1) the expenses for realizing the principal Creditor’s rights and security interests (including the expenses for interpellation, lawsuit, arbitration, property preservation, announcement, counsel and compulsory execution); (2) liquidated damages; (3) factoring expenses; (4) compound interest; (5) penalty interest; (6) interest; (7) principal. Party B is entitled to adjust the above-mentioned offset sequence as required.

Article 45 Both Party A and Party B may formulate supplementary agreements on the basis of equal consultation.

Article 46 Party B has taken appropriate methods to remind Party A of the exceptions and restrictions under the Contract and given full explanations to relevant clauses in accordance with the requirement of Party A; both Party A and Party B have no objections regarding all clauses in the Contract.

Article 47 The Contract and its related annexes are signed through the JDH platform, and shall come into force as of the date when both parties affix their electronic signatures.

(No text on this page, left for signatures)

Party A: Guizhou United Time Technology Co., Ltd. (Electronic Seal Affixed)

Party B: TCL Commercial Factoring (Shenzhen) Co., Ltd. (Electronic Seal Affixed)

Factoring Financing Application

No.: QT20200717000103253

To: TCL Commercial Factoring (Shenzhen) Co., Ltd.

According to the Domestic Recourse Factoring Contract (No.: QT20200717000098985, referred to as “Factoring Contract”) signed by both parties on July 17, 2020, we intend to apply for the factoring financing under the factoring limit approved by your company. This application and the Factoring Contract constitute the basic agreement of the factoring financing business.

Article 1 Accounts Receivable Assigned

We assign all accounts receivable under the underlying transaction contract signed with the Debtor to your company.

S/N	Underlying Transaction Contract Name	Underlying Transaction Contract No.	Name of the Debtor	Period when Accounts Receivable Accrue
1	UTime GZ - Huizhou TCL Mobile Phone Project Cooperation Framework Contract		Huizhou TCL Mobile Communication Co., Ltd.	Between January 1, 2020 and July 1, 2021
2
3
4
5
6
7
8
9
10

We promise to accept your request to collect accounts receivable on your behalf from the signing date of this application until the financing maturity date , and to assign all accounts receivable to your account (Account Name: TCL Commercial Factoring (Shenzhen) Co., Ltd.; Account Number: 2008021219200069962; Bank of Deposit: Huizhou Huitai Branch of Industrial and Commercial Bank of China) on the financing maturity date.

Article 2 Key Elements of Factoring Financing

We apply to your company for factoring financing as follows:

S/N	Financing Amount (RMB)	Financing Maturity Date	Financing Period (Day)	Financing Rate (Annual)
1	1800000.00	20210113	180	8.00
2
3
4
5
Total factoring financing amount (RMB)	1800000.00

Article 3 Release of Factoring Financing Funds

1. Your company will remit the factoring financing funds to the following account designated by us:

Account name: Guizhou United Time Technology Co., Ltd.

Account No.: 2191010801201100004380

Bank of deposit: Xinpu Branch of Guizhou Zunyi Huichuan Rural Commercial Bank Co., Ltd.

2. The factoring financing funds under the Contract are used as working capital. We shall not put such factoring financing funds to other uses without your written consent.

3. We promise to pay the financing amount in full to your company on the financing maturity date. The formula for calculating the financing amount repaid by our company to your company is as follows:

Financing amount to be repaid = financing amount + financing amount * financing period (day) * financing rate/360

4. Default Interest

(1) In case of overdue repayment of financing funds, the interest shall be collected at the default interest rate agreed in this paragraph from the overdue date until the principal and interest are paid off.

(2) For the prescribed interest and the default interest that our company fails to pay on schedule, compound interest shall be calculated and collected monthly according to the default interest rate agreed in this paragraph.

(3) Default interest rate: The default interest rate for overdue financing is 5/10000 of the daily interest rate.

Article 4 Representations and Commitments

1. Our company is a business entity or other organization registered in accordance with the laws of the People’s Republic of China, and has all necessary civil-law capacities to conduct business operations, and has been fully and legally authorized to sign and perform the Contract.

2. We guarantee that the accounts receivable under the factoring financing business are collected through real transactions, which is legal and good faith.

3. We promise to submit the required financing application according to your requirements, and take full responsibilities for its accuracy, authenticity and validity.

4. We voluntarily use the accounts receivable under the Contract to raise funds from your company. Once the funds are raised, your company will have all the rights related to this payment receipt.

Article 5 Factoring Financing Application to Take Effect

1. Once confirmed and approved by the Factoring Provider, this application has legal effect on both parties.

2. Matters not covered in this application shall be governed by the Factoring Contract if they have been agreed upon in the Factoring Contract. Otherwise, both parties shall sign a supplementary agreement through negotiation, and the supplementary agreement has the same legal effect as the Contract.

3. This application and its modification or supplement are made in electronic text format through JDH platform. Such documents may be made in one or multiple copies, each of which has the same legal effect, and shall be saved on the special server set by JDH platform for future reference. Both parties acknowledge the validity of this form.

4. Note: The platform has the ultimate right to interpret its operating rules. Before the rollout of new system of JDH platform, if receipts issued on the platform has not expired, related operations such as invoicing, transfer and financing will be executed according to the agreements signed by all parties on the original system. However, the receipts issued after the rollout of new system of JDH platform and all related operations, and those operations originating from the receipts issued before the rollout of new system of JDH platform but occurs after the rollout of the new system should be implemented in accordance with the relevant agreements on the new system.

Party A: Guizhou United Time Technology Co., Ltd. (Electronic Seal Affixed)

Party B: TCL Commercial Factoring (Shenzhen) Co., Ltd. (Electronic Seal Affixed)